Exhibit 10.1

Name: ___________________

Position: _________________

Effective Date: _________________

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”), effective as of the effective date set forth above, is by and between Leslie’s, Inc., a Delaware corporation (“Company”), and the director and/or officer of the Company identified above (“Executive”). Certain defined terms used in this Agreement are set forth in Paragraph 18.

WITNESSETH:

WHEREAS, the Statute, which sets forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (amongst others) of a Delaware corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and, thus, does not by itself limit the extent to which the Company may indemnify or advance expenses to persons serving as its directors and officers (amongst others);

WHEREAS, in order to induce and encourage highly experienced and capable individuals, such as the Executive, to serve as a director and/or officer of the Company and to otherwise promote the desirable end that such directors and officers will feel unrestrained by the threat of incurring personal liability and, therefore, take the business and entrepreneurial risks necessary to ensure the continued success and growth of the Company, secure in the knowledge that they will receive the maximum indemnification protection against such risks and liabilities as may be afforded by law, the Board has determined, after due consideration and investigation of the terms and provisions of this Agreement, in light of the circumstances and considerations set forth in these recitals and in the exercise of its good faith business judgment, that this Agreement is not only reasonable, fair and prudent, but also necessary to promote and ensure the best interests of the Company and its stockholders;

WHEREAS, in entering into this Agreement, both the Company and the Executive represent and agree, to the best of their knowledge, that at present there is no pending litigation or proceeding involving the Executive or any other director and/or officer of the Company where indemnification or advancement of Expenses under this Agreement (or other similar agreement or provision) would be required or permitted, nor does the Company or the Executive, to the best of their knowledge, know of any threatened litigation or proceeding or set of existing facts which may result in a claim for indemnification or advancement of Expenses under this Agreement (or under any other similar agreement or provision) by the Executive or any other director and/or officer; and

WHEREAS, the Company desires to have the Executive serve as a director and/or officer of the Company, free from undue concern for unpredictable, inappropriate and/or unreasonable legal risks and personal liabilities by reason of performing his or her duties to the

Company and its stockholders or his or her status as such as a director and/or officer; and the Executive desires to serve as a director and/or officer of the Company; provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

NOW, THEREFORE, in consideration of Executive’s continued service to the Company and in consideration of the premises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this Agreement, and the delivery of other good and valuable consideration by the Executive, the receipt and sufficiency of which is hereby acknowledged by the Company, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Indemnification.

A. The Company hereby covenants and agrees, subject to the conditions and limitations set forth hereinafter in this Paragraph 1 and elsewhere in this Agreement, to indemnify and hold the Executive harmless, to the fullest extent permitted by applicable law, if he or she is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as, or the fact that he or she is or was or has agreed to become, a director and/or officer of the Company, and/or is or was serving or has agreed to serve as a director and/or officer of an Affiliate, and/or as to acts performed (or not performed) in the course of the Executive’s duties to the Company and/or to an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of the Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action.

B. To the extent the Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Company against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Company shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days after the receipt of the Executive’s written request therefor, without regard to the provisions of Paragraph 3.

C. Notwithstanding any other provision contained in this Agreement to the contrary, the Company shall not:

(i) indemnify or advance Expenses to the Executive with respect to any Action initiated or brought voluntarily by the Executive (including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense), except with respect to Actions:

(a) brought to establish or enforce a right to indemnification and/or an advancement of Expenses under this Agreement or under the Statute as it may then be in effect or any other applicable statute or law or otherwise as required (unless a court of competent jurisdiction determines that each of the material assertions made by the Executive in such proceeding was not made in good faith or was frivolous); or

(b) as to which the Board has consented to the initiation of such proceedings; or

(ii) indemnify the Executive against judgments, fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the Company by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

(iii) indemnify the Executive under this Agreement for any amounts paid in settlement or any Action effected without the Company’s written consent, which shall not be unreasonably withheld.

D. The Company shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive’s written consent. Neither the Company nor the Executive shall unreasonably withhold its, his or her consent to any proposed settlement.

E. The Executive’s conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Company and/or an Affiliate for a purpose he or she reasonably believed to be in the interests of the participants in, and/or beneficiaries of, such plan is conduct which does not constitute a breach or failure to perform his or her duties to the Company or an Affiliate, as the case may be.

F. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by the Executive, shall advance to the Executive subject to and in accordance with Paragraph 2, any Expenses actually and reasonably paid or incurred by the Executive in connection with any action or proceeding by the Executive for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the charter provisions or the bylaws of the Company now or hereafter in effect relating to Actions relating to indemnifiable events under this Agreement, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. However, in the event that the Executive is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Paragraph 1F shall be repaid. the Executive shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by the Executive was frivolous or not made in good faith.

2. Advance Payment of Expenses.

A. The Company shall pay to the Executive, or such other person or entity as the Executive may designate in writing to the Company, in advance of the final disposition or conclusion of any Action (or claim, issue or matter associated with such Action) the Executive’s reasonable Expenses incurred by or on behalf of the Executive in connection with such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of Executive’s written request therefor.

B. In the event the Company makes an advancement of Expenses to the Executive pursuant to this Paragraph 2, the Company shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Company has purchased insurance for such purpose.

3. Determination of Right to Indemnification. Except as otherwise set forth in this Paragraph 3, any indemnification to be provided to the Executive by the Company under Paragraph 1A of this Agreement upon the final disposition or conclusion of any Action, or a claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Company to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), or to such other person or entity as the Executive may designate in writing to the Company, within thirty (30) days after the receipt of Executive’s written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Paragraph 3.

4. Presumption. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, the Executive shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if the Executive’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Executive by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters the Executive reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to the Executive for purposes of determining the right to indemnity hereunder. For purposes of this Agreement, the termination of any Action by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that the Executive did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of this Agreement if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Action relating to an indemnifiable event under this Agreement to which the Executive is a party is resolved in any manner other than by adverse judgment against the Executive (including, without limitation, settlement of such action, claim or proceeding with our without payment of money or other consideration) it shall be presumed that the Executive has been successful on the merits or otherwise for purposes of this Agreement. The Company shall have the burden of proof to overcome this presumption.

5. Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion thereof to which the Executive is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Executive has been successful on the merits or otherwise in defense of any or all Actions relating in whole or in part to an indemnifiable event under this Agreement or in defense of any issue or matter therein, including dismissal without prejudice, the Executive shall be indemnified against all Expenses incurred in connection therewith.

6. Insurance; Subrogation.

A. The Company may purchase and maintain insurance on behalf of the Executive against any Liability and/or Expense asserted against him or her and/or incurred by or on behalf of him or her in such capacity as a director and/or officer or other employee or agent of the Company and/or of an Affiliate, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such Liability or advancement of Expenses under the provisions of this Agreement or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or the Executive under this Agreement and the execution and delivery of this Agreement by the Company and the Executive shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other party or parties thereto under any such policy or agreement of insurance. In all policies providing such insurance, the Executive shall be named as an insured in such a manner as to provide the Executive the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors.

B. In the event the Executive shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Executive in respect of indemnified or advanced amounts after payments on account of all or part of such indemnified or advanced amounts have been made by the Company pursuant to this Agreement, the Executive shall promptly reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier and/or such plaintiff and payments by the Company to the Executive exceeds such indemnified or advanced amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as co-insurance, retention or deductible amounts, shall not be deemed to be payments to the Executive hereunder.

C. In addition, upon payment of indemnified or advanced amounts under this Agreement, the Company shall be subrogated to the Executive’s rights against any insurance carrier in respect of such indemnified or advanced amounts, and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

7. Witness Expenses. The Company shall pay in advance or reimburse any and all reasonable Expenses incurred by the Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of the Executive’s written request therefor.

8. Nonexclusivity of Agreement.

A. The rights to indemnification and the advancement of Expenses provided to the Executive by this Agreement shall not be deemed exclusive of any other rights to which the Executive may be entitled under any charter provision, bylaw, agreement, resolution, vote of stockholders or disinterested directors of the Company or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her Official Capacity as such director, officer or other employee or agent of the Company and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would otherwise have the power to indemnify, contribute or advance Expenses to the Executive (collectively, the “Other Indemnity Provisions”); provided, however, that (a) to the extent that the Executive otherwise would have any greater right to indemnification under any Other Indemnity Provision, the Executive will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, the Executive will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any charter provision or bylaws the effect of which would be to deny, diminish or encumber the Executive’s right to indemnification under this Agreement or any Other Indemnity Provision.

B. The Company hereby acknowledges that the Executive may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity). The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Action, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to the Executive in respect of any Action, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by law, organizational or constituent documents, contract (including, without limitation, this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity) to indemnify the Executive and/or advance Expenses to the Executive in respect of any proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify the Executive and advance Expenses to the Executive hereunder to the fullest extent provided herein without regard to any rights the Executive may have against any other Person with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity) or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event that any other Person with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any insurance policy provided under this Agreement, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation of the Company under this Agreement by any other Person with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity) or their insurers, affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity). Any indemnification and/or insurance or advancement of Expenses provided by any other Person with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity), with respect to any liability arising as a result of the Executive’s capacity as an officer or director of any Person, is specifically in excess of any Indemnity Obligation of the Company or valid and any collectible insurance (including, without limitation, any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement, and any obligation to provide indemnification and/or insurance or advance Expenses provided by any other Person with whom or which the Executive may be associated (including, without limitation, any Sponsor Entity) shall be reduced by any amount that the Executive collects from the Company as an indemnification payment or advancement of Expenses pursuant to this Agreement.

9. Notice to the Company; Defense of Actions.

A. The Executive agrees to promptly notify the Company in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification or advancement of Expenses hereunder, but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Executive otherwise than under this Agreement. If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Actions related to indemnifiable events under this Agreement is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to the Executive a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Action, in each case substantially concurrently with the delivery or receipt thereof by the Company.

B. With respect to any such Action as to which the Executive notifies the Company of the commencement thereof, except as otherwise provided below in Paragraph 9C, the Company (or any other indemnifying party, including any insurance carrier, similarly notified by the Executive and/or the Company) shall be entitled to assume the defense thereof, with counsel selected by the Company (or such other indemnifying party) and reasonably satisfactory to the Executive, or if the Company (or any other indemnifying party) does not assume the defense thereof, the Company shall be entitled to participate therein at its own expense.

C. After notice from the Company (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Company shall not be liable to the Executive under this Agreement for any Expenses subsequently incurred by the Executive in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her counsel in such Action but the Expenses of such counsel incurred after notice from the Company (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless: (i) the employment of counsel by the Executive has been authorized by the Company; (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Company (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the Company (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

10. Continuation of Rights and Obligations. Subject to Paragraph 17, the terms and provisions of this Agreement shall continue as to the Executive subsequent to the Termination Date, and such terms and provisions shall inure to the benefit of the heirs, executors, estate and administrators of the Executive and the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. Except as provided herein, all rights and obligations of the Company and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company’s Certificate of Incorporation or bylaws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Executive hereunder.

11. Change in Control. The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Executive to indemnity payments and advancement of Expenses under this Agreement or any other agreement or under applicable law or the Company’s charter provisions or bylaws now or hereafter in effect relating to indemnification for indemnifiable events under this Agreement, the Company shall seek legal advice only from Independent Counsel selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld. Such Independent Counsel shall not have otherwise performed services for the Company or the Executive, other than in connection with such matters, within the last five years. Such Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Executive in an action to determine the Executive’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Executive as to whether and to what extent the Executive would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special Independent Counsel pursuant to this Agreement.

12. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Executive for any reason whatsoever, the Company, in lieu of indemnifying the Executive, shall contribute to the amount incurred by the Executive, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the Action in order to reflect (a) the relative benefits received by the Company and the Executive as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and the Executive in connection with such event(s) and/or transaction(s).

13. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Executive to serve as an officer or director of the Company, and the Company acknowledges that the Executive is relying upon this Agreement in serving as an officer or director of the Company. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the the Executive’s rights to receive advancement of expenses under this Agreement.

14. Amendment, Modification and Waiver. This Agreement may only be amended, modified or supplemented by the written agreement of the Company and the Executive. No amendment, modification or supplement of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any such mutually agreed upon amendment, modification or supplement shall not require stockholder or Board approval and/or ratification if such amendment, modification or supplement:

(i) is made in order to conform to or reflect any amendment or revision of the DGCL, including, without limitation, the Statute, which (a) expands or permits the expansion of the Executive’s rights to indemnification or advancement of Expenses thereunder; (b) limits or eliminates, or permits the limitation or elimination, of the liability of the Executive; or (c) or is otherwise beneficial to the Executive; or

(ii) in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the stockholders of the Company.

15. Governing Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

16. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be delivered by any electronic means and may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.

17. Severability. If any provision of this Agreement shall be deemed invalid or inoperative, or in the event a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy in any way, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the limited extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless the Executive against Liabilities and reasonable Expenses with respect to any Action to the fullest extent permitted by any applicable provision of this Agreement that shall not have been invalidated and otherwise to the fullest extent otherwise permitted by the Statute as it may then be in effect.

18. Certain Definitions. The following terms as used in this Agreement shall be defined as follows:

A. “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any inquiry, hearing or investigation that the Executive determines might lead to the institution of any such action, claim, litigation, suit, proceeding or alternative dispute resolution mechanism, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and whether formal or informal.

B. “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

C. “Board” shall mean the Board of Directors of the Company.

D. “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Sponsor Entities and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Person owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Person other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person) more than 50% of the total voting power represented by the voting securities of the Company or such surviving Person outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets, other than to any Sponsor Entity. Notwithstanding the foregoing, a “Change in Control” shall be deemed not to have occurred as a result of any transaction or series of transactions following which the Sponsor Entities possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (or any successor thereto), whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the Board or the board of directors or similar body governing the affairs of any successor to the Company. For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include, without limitation, any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.

E. “Derivative Action” shall mean any Action brought by or in the right of the Company and/or an Affiliate.

F. “DGCL” shall mean the Delaware General Corporation Law.

G. “Duty of Loyalty” shall mean a breach of fiduciary duty by the Executive which constitutes a willful failure to deal fairly with the Company or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

H. “Expenses” shall include, without limitation, any and all expenses, fees, costs, charges, attorneys’ and experts’ fees and disbursements, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Company, any Affiliate, any third party or other entity, and any and all other direct and indirect costs incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in any Action. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Action, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Paragraph 1F only, Expenses incurred by the Executive in connection with the interpretation, enforcement or defense of the Executive’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by the Executive or the amount of judgments or fines against the Executive. The parties agree that for the purposes of any advancement of Expenses for which the Executive has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of the Executive’s counsel as being reasonable shall be presumed conclusively to be reasonable.

I. “Liabilities” shall include, without limitation, any and all claims, liabilities, damages, losses, judgments, amounts incurred in settlement, orders, fines, penalties, and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and other amounts payable in connection with, arising out of, in respect of or relating to or occurring as a direct or indirect consequence of any Action, including, without limitation, amounts paid in whole or partial settlement of any Action, all Expenses in complying with any judgment, order or decree issued or entered in connection with any Action or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Action, and any consequential damages resulting from any Action or the settlement, judgment, or result thereof.

J. “Independent Counsel” shall mean an attorney or firm of attorneys (following a Change in Control, selected in accordance with the provisions of Paragraph 11 hereof) that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or the Executive in any matter material to either such party (other than with respect to matters concerning the Executive under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Action giving rise to a claim for indemnification; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Executive in an action to determine the Executive’s rights under this Agreement.

K. “Indemnity Obligations” means all obligations of the Company to Executive under this Agreement, including, without limitation, the Company’s obligations to provide indemnification to the Executive and advance Expenses to the Executive under this Agreement.

L. “Official Capacity” shall mean the office of director or officer in the Company, membership on any committee of directors, any other offices in the Company held by the Executive and any other employment or agency relationship between the Executive and the Company and “Official Capacity,” as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

M. “Sponsor Entities” shall mean any of L Catterton Partners VIII, L.P., a Delaware limited partnership, and L Catterton VIII Offshore, L.P., a Cayman Island limited partnership, any private equity fund or entity affiliated with C8 Management, or any investment vehicle sponsored thereby and any affiliate thereof who beneficially own shares of common stock, par value $0.001 per share, of the Company, and any securities into which such shares of common stock shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock from time to time; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

N. “Statute” shall mean DGCL Section 145 (or any successor provisions).

O. “Termination Date” shall mean the date the Executive ceases, for whatever reason, to serve as a director or officer the Company and/or any Affiliate.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

LESLIE’S, INC.

By:

Its:

EXECUTIVE

Name: